Exhibit 99.1

news release

Ovintiv to Acquire Core Midland Basin Assets

Transaction Expands Permian Premium Inventory, Enhances Shareholder Returns

Company to Exit Bakken Position with Announced Asset Sale

Highlights:

•	Acquiring approximately 65,000 net acres of largely undeveloped resource in Martin and Andrews Counties, highly complementary with Ovintiv’s existing Permian Basin position

•	Valued at approximately 2.8 times next twelve months (“NTM”) Adjusted EBITDA with a 19% NTM Non-GAAP Free Cash Flow Yield at current commodity strip pricing

•	Adds approximately 1,050 net well locations, including approximately 800 premium(1) return well locations and approximately 250 high potential upside locations

•	Immediately accretive to Non-GAAP Cash Flow per share, Non-GAAP Free Cash Flow per share, net asset value per share and shareholder returns at current commodity strip pricing

•	Increases NTM cash returns per share by more than 25% and 2024 cash returns per share by more than 40%

•	Agreement reached to divest entirety of Bakken assets for proceeds of approximately $825 million

•	At closing, the Company’s leverage ratio is expected to be approximately 1.4 times Debt to Adjusted EBITDA, based on twelve month projected Adjusted EBITDA at March 30, 2023 strip prices

•	Ovintiv will steward towards a 1.0 times leverage ratio and $4.0 billion of total debt

•	Ovintiv remains committed to an investment grade balance sheet and expects the ratings agencies to affirm its investment grade rating

•	20% per share increase to base dividend announced, effective for the June 2023 record date

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Strong first quarter production exceeds Company guidance with total volumes of approximately 510 thousand barrels of oil equivalent per day (“MBOE/d”), including approximately 165 thousand barrels per day (“Mbbls/d”) of oil and condensate; expected first quarter capital of $610 to $620 million

DENVER, April 3, 2023 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced it has entered into a definitive purchase agreement to acquire substantially all leasehold interest and related assets (the “assets”) of Black Swan Oil & Gas, PetroLegacy Energy and Piedra Resources (“NMB sellers”), which are portfolio companies of funds managed by EnCap Investments L.P. (“EnCap”), in a cash and stock transaction valued at approximately $4.275 billion. Upon closing, the acquisition will add approximately 1,050 net 10,000 foot well locations to Ovintiv’s Permian inventory and approximately 65,000 net acres in the core of the Midland Basin, strategically located in close proximity to Ovintiv’s current Permian operations. The transaction has been unanimously approved by Ovintiv’s Board of Directors.

Under the terms of the agreement, the NMB sellers will receive approximately 32.6 million shares of Ovintiv common stock and $3.125 billion of cash. The cash portion of the transaction is expected to be funded through a combination of cash on hand, cash proceeds received from the Company’s pending sale of its Bakken assets located in North Dakota to Grayson Mill Bakken, LLC, a portfolio company of funds managed by EnCap, totalling approximately $825 million, as well as borrowings under the Company’s credit facility and/or proceeds from new debt financing. Ovintiv has received fully committed bridge financing from Goldman Sachs Bank USA and Morgan Stanley.

Ovintiv remains committed to its capital allocation framework which returns at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends. At March 30, 2023 strip pricing, the Company expects the transactions to drive more than 25% higher cash returns per share over the next twelve months following the close of the transactions and more than 40% higher cash returns per share in 2024.

“We are acquiring a unique undeveloped asset in the Northern Midland Basin,” said Ovintiv President and CEO, Brendan McCracken. “Located in some of the best rock in the Permian, these assets have demonstrated leading well performance and are a natural fit with our existing Martin County acreage. The acquisition checks all the boxes on our disciplined durable returns strategy – it will be immediately and long-term accretive across all key financial metrics, the acreage is in an area

1)	Premium return well locations defined as generating a greater than 35% internal rate of return at $55/bbl WTI oil and $2.75/MMBtu NYMEX natural gas prices.

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where we have a competitive operating advantage, and it significantly increases our premium Permian well inventory. This will expand free cash flow per share and enhance our ability to deliver durable returns to our shareholders. We are confident that – given our operational efficiency, culture of innovation, and expertise and scale in the Permian Basin – Ovintiv is best positioned to convert this high-quality resource into tremendous value for our shareholders.”

Combined Transaction Overview:

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Immediately Accretive – The combined transactions are expected to be immediately accretive across key per share operational and financial metrics including Non-GAAP Cash Flow per share, Non-GAAP Free Cash Flow per share, net asset value per share and shareholder returns. The Midland Basin transaction was attractively valued at approximately 2.8 times NTM Adjusted EBITDA and 19% NTM Non-GAAP Free Cash Flow Yield.

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Extends Permian Scale and Inventory Life – The Midland Basin transaction will significantly expand Ovintiv’s premium Permian inventory, adding approximately 1,050 net 10,000 foot locations, including approximately 800 premium return locations and approximately 250 high potential upside locations. Ovintiv’s land position in the Permian is expected to increase to approximately 179 thousand net acres; 97% of the acquired acreage is held by production with an average operated working interest of 82%. At closing, the Company’s pro forma Permian oil and condensate production is expected to nearly double to approximately 125 Mbbls/d. The Company expects to realize significant well cost savings across its combined Permian assets resulting from optimized operations and economies of scale.

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Enhances Capital Efficiency and Margins – Ovintiv expects the transaction will enhance its go forward oil and condensate capital efficiency by approximately 15%. The Company also expects to achieve a three to five percent reduction in both operating expense and transportation and processing expense per BOE.

•	Streamlines Portfolio and Operations – Following the transactions, Ovintiv’s portfolio will be focused in four premier North American basins each with more than 125,000 net acres of land.

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Maintains Strong Balance Sheet – Ovintiv’s leverage metrics are expected to remain strong. At closing, the Company’s leverage ratio is expected to be approximately 1.4 times Debt to Adjusted EBITDA, based on twelve month projected Adjusted EBITDA at March 30, 2023 strip. Going forward, Ovintiv will steward towards a 1.0 times leverage ratio and $4.0 billion of total debt. Ovintiv remains committed to an investment grade balance sheet and expects the ratings agencies to affirm its investment grade rating.

Refer to Note 1 for information regarding Non-GAAP Measures in this release.

Pro Forma Permian Position at close:

	Ovintiv Standalone	Pro Forma	Change
Net Acres (thousands)	114	179	+57%
Oil & C5+ Production (Mbbls/d)	65	125	+92%
Total Production (MBOE/d)	115	190	+65%
% Oil	55%	65%	+18%
Assumes transaction closes June 30, 2023

Bakken Disposition

Ovintiv also announced today that it has entered into a definitive agreement to sell the entirety of its Bakken assets located in the Williston Basin of North Dakota to Grayson Mill Bakken, LLC, a portfolio company of funds managed by EnCap for total cash proceeds of approximately $825 million. Ovintiv’s landholdings in the play totalled 46 thousand net acres as of December 31, 2022. Estimated first quarter Bakken production is expected to average approximately 37 MBOE/d (60% oil and condensate).

McCracken added, “The sale of our Bakken asset is aligned with our track record of unlocking significant value from non-core assets while high grading our portfolio and extending inventory runway in our core areas. We are grateful for the hard work of our Bakken team and pleased to receive full value for the asset.”

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Base Dividend Increase

On April 2, 2023, Ovintiv’s Board of Directors declared a quarterly dividend of $0.30 per share of common stock payable on June 30, 2023, to shareholders of record as of June 15, 2023. This represents a 20% increase in the Company’s base dividend payment on an annualized basis. This is the second increase announced by Ovintiv in the last 12 months.

Updated 2023 Guidance:

Ovintiv has updated its 2023 full year guidance assuming a closing date of June 30, 2023 for both transactions.

	Original 2023	Updated 2023
Total Production (MBOE/d)	500 – 525	520 – 545
Oil & Condensate (Mbbls/d)	165 – 175	185 – 195
Other Natural Gas Liquids (“NGLs”) (Mbbls/d)	80 – 85	80 – 85
Natural Gas (MMcf/d)	1,525 – 1,575	1,525 – 1,575
Capital Investment ($ Millions)	$2,150 – $2,350	$2,600 – $2,900

2024 Outlook

The acquired acreage competes for capital immediately. Following the closing of the Midland Basin transaction, Ovintiv plans to moderate drilling activity in the acquired assets, moving from seven operated rigs to two, for a total of five rigs operating across its combined Permian acreage. Ovintiv expects to deliver 2024 total company average oil and condensate production volumes of greater than 200 Mbbls/d with total capital investment of $2.1 billion to $2.5 billion.

First Quarter 2023 Operational Update

Ovintiv continued to deliver strong operational performance through the first quarter with estimated oil and condensate volumes averaging approximately 165 Mbbls/d and estimated total production of approximately 510 MBOE/d, both above Company guidance. Ovintiv expects its first quarter capital to total approximately $610 million to $620 million, toward the low end of Company guidance. Bolt-on acquisition activity continued during the quarter with approximately $200 million of premium oil inventory additions.

Timing and Approvals

The effective date of the acquisition of the Midland Basin assets and the Bakken disposition is January 1, 2023. The transactions, which are expected to close by the end of the second quarter, are subject to the satisfaction of customary closing conditions and customary closing adjustments.

The Company intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the Toronto Stock Exchange will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as the New York Stock Exchange (“NYSE”), provided that the transaction is completed in compliance with the requirements of such other recognized exchange.

Advisors

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, and TPH&Co., the energy business of Perella Weinberg Partners are serving as financial advisors to Ovintiv. Gibson, Dunn & Crutcher LLP, Kirkland & Ellis LLP and Blake, Cassels & Graydon LLP are serving as Ovintiv’s legal counsel.

Jefferies LLC is serving as financial advisor to EnCap in connection with the Northern Midland Basin transaction. Vinson & Elkins LLP is serving as EnCap’s legal counsel.

Conference Call Information

A conference call and webcast to discuss the transactions will be held at 6:30 a.m. MT (8:30 a.m. ET) on April 3, 2023.

To join the conference call, please dial 888-664-6383 (toll-free in North America) or 416-764-8650 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including presentation slides, will be available on Ovintiv’s website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

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Important information

Unless otherwise noted, Ovintiv reports in U.S. dollars and production, sales and reserves estimates are reported on an after-royalties basis. Unless otherwise specified or the context otherwise requires, references to Ovintiv or to the Company includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure. Non-GAAP Cash Flow is defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital. Ovintiv has not provided a reconciliation of Non-GAAP Cash Flow to cash from operating activities, the most comparable financial measure calculated in accordance with GAAP. Cash from operating activities includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, cash from operating activities, and a reconciliation of Non-GAAP Cash Flow to cash from operating activities, are not available without unreasonable effort.

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Non-GAAP Free Cash Flow and Non-GAAP Free Cash Flow Yield are non-GAAP measures. Non-GAAP Free Cash Flow is defined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures. Non-GAAP Free Cash Flow Yield is defined as Annualized Non-GAAP Free Cash Flow compared to the Company’s market capitalization. Ovintiv has not provided a reconciliation of Non-GAAP Free Cash Flow to cash from operating activities or a reconciliation of Non-GAAP Free Cash Flow Yield to annualized net cash from operating activities compared to market capitalization, the most comparable financial measures calculated in accordance with GAAP. Cash from operating activities includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, cash from operating activities, and a reconciliation of Non-GAAP Free Cash Flow to cash from operating activities and Non-GAAP Free Cash Flow Yield to annualized cash from operating activities compared to market capitalization, are not available without unreasonable effort.

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Adjusted EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, DD&A, impairments, accretion of asset retirement obligation, interest, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Ovintiv has not provided a reconciliation of Adjusted EBITDA to net income (loss), the most comparable financial measure calculated in accordance with GAAP. Net income (loss) includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, net income (loss), and a reconciliation of Adjusted EBITDA to net income (loss), are not available without unreasonable effort.

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Debt to Adjusted EBITDA is a non-GAAP measure monitored by management as an indicator of the Company’s overall financial strength. Ovintiv has not provided a reconciliation of Debt to Adjusted EBITDA to total debt to net income (loss), the most comparable financial measure calculated in accordance with GAAP. Total debt to net income (loss) includes certain items which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, total debt to net income (loss), and a reconciliation of Debt to Adjusted EBITDA to total debt to net income (loss), are not available without unreasonable effort.

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ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (“BOE”) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation. The term “liquids” is used to represent oil, NGLs and condensate. The term “condensate” refers to plant condensate.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements, which are based on current expectations and, by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; future foreign exchange rates; the Company’s ability to consummate any pending acquisition transactions (including the transactions described herein); other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein); the ability of the Company to access credit facilities and capital markets; data contained in key modeling statistics; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company’s ability to capture and maintain gains in productivity and efficiency; benefits from technology and innovations; expectations that counterparties will fulfill their obligations pursuant to gathering, processing, transportation and marketing agreements; access to adequate gathering, transportation, processing and storage facilities; assumed tax, royalty and regulatory regimes; expectations and projections made in light of, and generally consistent with, the Company’s historical experience and its perception of historical industry trends, including with respect to the pace of technological development; and the other assumptions contained herein. Risks and uncertainties that may affect the Company’s financial or operating performance include: market and commodity price volatility, including widening price or basis differentials, and the associated impact to the Company’s stock price, credit rating, financial condition, oil and natural gas reserves and access to liquidity; uncertainties, costs and risks involved in our operations, including hazards and risks incidental to both the drilling and completion of wells and the production, transportation, marketing and sale of oil, condensate, NGLs and natural gas; availability of equipment, services, resources and personnel required to perform the Company’s operating activities; service or material cost inflation; our ability to generate sufficient cash flow to meet our obligations and reduce debt; the impact of a pandemic, epidemic or other widespread outbreak of an infectious disease (such as the ongoing COVID-19 pandemic) on commodity prices and the Company’s operations; our ability to secure adequate transportation and storage for oil, condensate, NGLs and natural gas, as well as access to end markets or physical sales locations; interruptions to oil, condensate, NGLs and natural gas production, including potential curtailments of gathering, transportation or refining operations; variability and discretion of the Company’s Board of Directors to declare and pay dividends, if any; the timing and costs associated with drilling and completing wells, and the construction of well facilities and gathering and transportation pipelines; business interruption, property and casualty losses (including weather related losses) or unexpected technical difficulties and the extent to which insurance covers any such losses; counterparty and credit risk; the actions of members of OPEC and other state-controlled oil companies with respect to oil, condensate, NGLs and natural gas production and the resulting impacts on oil, condensate, NGLs and natural gas prices; the impact of changes in our credit rating and access to liquidity, including costs thereof; changes in political or economic conditions in the United States and Canada, including fluctuations in foreign exchange rates, tariffs, taxes, interest rates and inflation rates; failure to achieve or maintain our cost and efficiency initiatives; risks associated with technology, including electronic, cyber and physical security breaches; changes in royalty, tax, environmental, greenhouse gas, carbon, accounting and other laws or regulations or the interpretations thereof; our ability to timely obtain environmental or other necessary government permits or approvals; the Company’s ability to utilize U S net operating loss carryforwards and other tax attributes; risks associated with existing and potential lawsuits and regulatory actions made against the Company, including with respect to environmental liabilities and other liabilities that are not adequately covered by an effective indemnity or insurance; risks related to the purported causes and impact of climate change, and the costs therefrom; the impact of disputes arising with our partners, including suspension of certain obligations and inability to dispose of assets or interests in certain arrangements; the Company’s ability to acquire or find additional oil and natural gas reserves; imprecision of oil and natural gas reserves estimates and estimates of recoverable quantities, including the impact to future net revenue estimates; land, legal, regulatory and ownership complexities inherent in the U.S., Canada and other applicable jurisdictions; risks associated with past and future acquisitions or divestitures of oil and natural gas assets, including the receipt of any contingent amounts

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contemplated in the transaction agreements (such transactions may include third party capital investments, farm ins, farm outs or partnerships); our ability to repurchase the Company’s outstanding shares of common stock, including risks associated with obtaining any necessary stock exchange approvals; the existence of alternative uses for the Company’s cash resources which may be superior to the payment of dividends or effecting repurchases of the Company’s outstanding shares of common stock; risks associated with decommissioning activities, including the timing and cost thereof; risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K; and other risks and uncertainties impacting the Company’s business as described from time to time in the Company’s filings with the SEC or Canadian securities regulators. Readers are cautioned that the assumptions, risks and uncertainties referenced above are not exhaustive. Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. Unless otherwise stated herein, all statements, including forward looking statements, contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly, revise or keep current any such statements The forward-looking statements contained in this news release and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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